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                                                                   Exhibit 10.21

                                                                    Confidential

                                (HEARTWARE LOGO)

                        CLINICAL INVESTIGATION AGREEMENT

     THIS CLINICAL INVESTIGATION AGREEMENT (this "Agreement") made and effective as of this 17th day of May 2006 (the "Effective Date"), is by and between Heartware, Inc., a Delaware corporation having its principal offices at 3351 Executive Way, Miramar, FL 33023-3935, U.S.A. ("Sponsor"); and Hannover Medical School ("Hospital"), represented by the presidium, having its address at Carl Neuberg Str. 1, 30625 Hannover, Germany; and Martin Struber, having his address at Carl Neuberg Str. 1, 30625 Hannover, Germany ("Investigator").

     WHEREAS, Sponsor desires Hospital and Investigator to conduct, and Hospital and Investigator desire to conduct for Sponsor, a Clinical Study of Sponsor's implantable left ventricular assist System "LVAD" (the "Device"), according to the protocol number HW002 (the "Protocol"), which is attached hereto as Exhibit A (which, upon the reasonable request of any party hereto, may be amended from time to time as set forth in section 10.5 of this Agreement);

     WHEREAS, the Clinical Study detailed in the protocol is of mutual interest and benefit to Sponsor, Hospital and Investigator.

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually covenant and agree as follows:

1.   SCOPE OF WORK; TERM

1.1  Clinical Study

     Hospital and Investigator agree to use their best efforts and professional expertise to perform the Clinical Study according to the Protocol as set forth in Exhibit A. Hospital agrees to provide such qualified personnel, equipment, materials (except materials to be provided by Sponsor as hereinafter set forth) and facilities as are necessary to perform the Clinical Study. Hospital and Investigator agree to comply with all applicable laws and regulations relating to the use of such equipment, materials and facilities and to the employment of such personnel.

1.2  Investigator.

     The Investigator, on behalf of the Hospital, shall undertake primary responsibility for performing the Clinical Study in accordance with the Protocol and the terms of this Agreement. Without limiting the generality of the foregoing, the work to be performed hereunder shall be performed by the hospital solely by or under the direct supervision of the Investigator. In the event that Investigator is unable to continue with the Clinical Study, Hospital shall promptly

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notify Sponsor in writing and propose a substitute. Sponsor shall have the right to approve any such substitute, and may terminate this Agreement upon ten (10) days prior written notice to Hospital if the proposed substitute is not acceptable to Sponsor in its sole discretion. Upon any such termination, Hospital shall be reimbursed for its costs incurred through such termination date.

1.3  Co-Investigators.

     Upon the prior written consent of Sponsor, which shall not be unreasonably withheld, Investigator may appoint one or more collaborating physicians, each of whom shall have special expertise in the field of clinical research relating to the Study ("Co-Investigator"), to participate in this Clinical Study. Such Co-Investigators shall work under the direct supervision of the Investigator and shall otherwise agree to be bound by the same terms that bind the Investigator hereunder. Where necessary, e.g. with respect to the obligation to notify intellectual property conceived or developed during the course of or in connection with the Clinical Study, the Hospital shall procure that Co-Investigator enters into appropriate agreements directly with Sponsor. Prior to commencing participation in the Clinical Study, each Co-Investigator shall execute the attached Co-Investigator Acceptance Form attached hereto as Exhibit B and deliver the same to Sponsor, together with a copy of such Co-Investigator's current curriculum vitae and a signed Financial Disclosure Form attached hereto as Exhibit C.

     Hospital and/or the Investigator will take all necessary countermeasures to ensure that any Co-Investigator complies with the obligations undertaken by Hospital and/or the Investigator under this agreement and shall be responsible for any and all performance of Co-Investigator.

1.4  Ethics Committee.

     Hospital and/or Investigator shall submit an Ethics Committee Application and the Protocol for approval to Hospital Ethics Committee, which is registered with the German Federal Institute for Medicinal Products and Medical Devices (BfArM) and therefore competent for the evaluation of clinical studies with medical devices. The Ethics Committee's unconditional approval of the Protocol and patient consent form is a prerequisite of participation under and compensation by this Agreement.

1.5  Protocol.

     Investigator and Hospital hereby confirm that they have each reviewed the Protocol and have had the opportunity to ask questions and discuss any concerns related thereto. Investigator and Hospital agree to conduct the Clinical Study in accordance with this Agreement, the Protocol, EN540, ISO14155, ICH GCP, any conditions of approval imposed by the Ethic Committee, and all applicable European Community laws and regulations.

1.6  Compliance With Laws.

     In performing the Clinical Study, Hospital and the Investigator agree to fully comply with all applicable federal, state and local laws and regulations, including, without limitation relevant provisions of the European Community, and with all terms and conditions of the Protocol. Sponsor shall be responsible for notifying competent authorities of the performance and nature

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of the Clinical Study and obtaining any required approvals. Hospital and the
Investigator shall provide such assistance in obtaining such approvals as Sponsor may reasonably require.

1.7  Supply of Device and Equipment.

     Sponsor shall be responsible for providing the Hospital a sufficient number of Devices to conduct the Clinical Study. Sponsor and Hospital shall work together prior to the commencement of the Clinical Study to estimate the number of Devices required to carry out the Clinical Study. Investigator and Hospital further agree that:

     (a) Investigator and Institution shall: (a) not distribute or sell the Devices to any other person or entity, (b) use the Devices only on Study Patients under the Investigator's supervision; and (c) use reasonable care in storing the Devices in a secure location.

     (b) If there is any adverse reaction to a Device or if the Device fails to perform its intended function during the Clinical Study, Investigator shall notify Sponsor immediately and return the affected Device to Sponsor for analysis. Unless otherwise directed by Sponsor, Hospital and Investigator shall return all unused and explanted Devices and related system components to Sponsor if the Clinical Study is terminated, suspended, discontinued or completed.

     (c) The Device and any other materials provided hereunder are for investigational use only and provided only for carrying out activities within the scope of this Agreement. Sponsor can not, and does not, guarantee or warranty, either explicitly or implicitly, the fitness of the Device for the purposes, the objectives and the activities to be carried out within the scope of this Agreement or that no rights will be infringed by any activity regarding the Device or any other equipment supplied by Sponsor under, or being part, of this Agreement or the Clinical Study. Furthermore Sponsor does not guarantee or warrant, either explicitly or implicitly, the safety or efficacy of the Device or any other equipment supplied by Sponsor under, or being part of, this Agreement or the Clinical Study.

1.8  Term.

     This Agreement becomes effective on the Effective Date and shall continue in effect for three (3) years unless extended or terminated earlier by mutual agreement of the parties. Notwithstanding the foregoing, the provisions of
Section 3.3 and Articles 4 through 8 shall survive any expiration or termination of this Agreement.

1.9  Early Termination.

     Sponsor may terminate this Agreement at any time by giving thirty (30) days written notice of termination to Hospital. Sponsor reserves the right to immediately terminate this Agreement and to exclude Hospital and Investigator from further participation in the Clinical Study, if within three (3) months after the Study Initiation Visit no patients are participating in the Clinical Study. In the event of termination, Sponsor shall reimburse Hospital for all contractual commitments and financial obligations reasonably incurred by Hospital in the good faith performance of this Agreement prior to notice of such termination, to the extent such financial obligations or contractual commitments cannot be canceled by Hospital. Notwithstanding the

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foregoing, Sponsor and Hospital agree that any termination requested hereunder shall not commence until such date as patients in the Clinical Study can be transitioned out of the Clinical Study without adverse medical effect to such patients. If the Clinical Study is terminated for any reason, Hospital and Investigator agree to conduct any follow-up required by the Protocol or instituted by any regulatory authority as a condition of the Clinical Study vice approval.

2.   PAYMENT

     Sponsor shall compensate Hospital for the cost of completing CRF (Case Report Form) for the Clinical Study according to the amount detailed in Exhibit D.

3.   REPORTS; ACCESS

3.1  Documentation Provided by Hospital

     Hospital shall submit the following documents to Sponsor thirty (30) days prior to commencing the Clinical Study:

     (a) (Documentation of Hospital's Ethics Committee's approval of the Protocol and patient consent form:

     (b) (Investigator's current curriculum vita and the curriculum vitae of any other Co-Investigators participating in the Clinical Study;

     (c) A copy of the Protocol signed by Investigator and signed copy of the financial disclosure forms by the Investigator and Co-Investigators:

     (d)  Signed copies of Co-Investigators' acceptance forms; and

     (e)  A signed copy of this Clinical Study Agreement.

3.2  Records and Reports.

     (a) Hospital and the Investigator shall prepare and submit to Sponsor case report forms ("CRF") for each patient, as detailed in the Protocol, and complete and maintain all other patient pre-operative and post-operative records, lab test records, follow-up reports and other records as required by the Protocol or by Hospital's standard patient documentation practices, Hospital's Ethics Committee, the European Community and any other applicable law, rule, regulation or practice.

     (b) The CRF must permit the verification of the accuracy of the information furnished by the Investigator to the Sponsor. The Investigator and/or Hospital shall furnish to any authorized Sponsor employee or agent the records of any participating patient and the CRF so that such authorized Sponsor employee or agent may be able to verify the adequacy of the data reported.

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     (c)  Hospital and/or Investigator shall periodically during the Clinical
          Study retrieve and submit Engineering Data recorded in the Device to Sponsor or provide reasonable assistance to Sponsor to allow Sponsor to retrieve such data.

     (d) Patient CRFs and all other records and reports required to be kept pursuant to this Agreement or Protocol or are otherwise related to the Clinical Study that have not yet been delivered to Sponsor shall be available for inspection or copying at reasonable times upon the request of any authorized Sponsor employee or agent or the authorized regulatory body, including the United States Food and Drug Administration ("FDA") or its European equivalent agency(ies).

     (e) All records and reports required by this Agreement or prepared in connection therewith shall be maintained by Hospital and the Investigator in a secure file for a period of ten (10) years after the latter of (i) the termination of this Agreement, (ii) the completion of the Clinical Study, (iii) the date that such materials are no longer required for purposes of supporting a pre-market approval (PMA) application or a notice of completion of a product development protocol or CE marking, or (iv) such longer period as Sponsor may reasonably request in order to comply with FDA or European equivalent regulations.

3.3  Access to Personnel.

     Hospital agrees to allow Sponsor reasonable access to Investigator, Co-Investigators and Hospital staff working in the Clinical Study for the purpose of progress reviews, internal reporting and other matters related to the Clinical Study, including, without limitation, meetings with authorized regulatory body representatives.

4.   SPONSOR PROPERTY

     All equipment, materials and documents provided to Hospital or Investigator by or on behalf of Sponsor, or prepared in connection with this Agreement, including without limitation, all samples, case report forms, records, reports, communications or analyses produced in connection with this Agreement ("Sponsor Materials") are, and shall remain, or, as the case may be, shall become, the exclusive property of the Sponsor. Hospital and Investigator shall keep all Sponsor Materials in Hospital's custody and control during the term of this Agreement. All Sponsor Materials shall be returned to the Sponsor or designee upon termination of this Agreement or at any time upon Sponsor's request, except that Institution may retain in strict confidence one copy of all case report forms solely for archival purposes. Patient medical charts maintained by Institution shall not be considered Sponsor Materials.

5.   INTELLECTUAL PROPERTY

5.1  Ownership and Assignment of Intellectual Property.

     Hospital and Investigator agree that all rights to and ownership of any intellectual property conceived or developed during the course of or in connection with the Clinical Study relating in any whatsoever to the Device ("Intellectual Property") shall vest exclusively in Sponsor. Hospital shall and hereby does assign to Sponsor all Intellectual Property to which it is originally or derivatively entitled and in which it has acquired its rights during the course of or in

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connection with the Clinical Study. Sponsor hereby accepts this assignment. No consideration for this assignment is or shall he payable by Sponsor. Investigator shall and hereby does assign to Sponsor all Intellectual Property to which he is originally or derivatively entitled and in which he has acquired his rights during the course of or in connection with the Clinical Study. Sponsor hereby accepts this assignment. No consideration for this assignment is or shall be payable by Sponsor. To the extent permitted under German employee invention laws, Hospital shall cause its personnel who participate in the Clincal Study to promptly assign to Sponsor and treat as Sponsor's all Intellectual Property.

Without limiting the generality of the foregoing, with respect to employee inventions (Diensterfindungen) as defined by Section 4(2) of the German Employee Invention Act, the Hospital shall claim immediately and without restriction from Investigator and other Hospital personnel who participate in the Clinical Study all Intellectual Property notified to it by Investigator or such Hospital personnel. Sponsor will exempt Hospital from all claims of its employees resulting from the German Employee Invention Act.

Without prejudice to Section 5.7, insofar as a full assignment of Intellectual Property is not legally possible Hospital and Investigator instead grant to Sponsor a worldwide, exclusive, royalty-free, perpetual, irrevocable and transferable right of use and commercial exploitation, with the right to sub-license, and Hospital and Investigator acknowledge that these obligations have been entered into in consideration of, and are discharged by, the overall remuneration payable by Sponsor pursuant to this Agreement.

Any other intellectual property conceived and developed during the course of, or in connection with, the Clinical Study not related to the Device ("Other Intellectual Property") and (i) developed solely by Hospital shall belong exclusively to Hospital, (ii) developed solely by Sponsor shall belong exclusively to Sponsor, and (iii) jointly developed by Hospital and Sponsor shall belong jointly to Hospital and Sponsor. Notwithstanding any ownership or partial ownership by Hospital of any Intellectual Property or Other intellectual Property related to the Clinical Study, Hospital and Investigator agree that any such Intellectual Property or Other Intellectual Property shall be used exclusively for research, patient care and teaching purposes as determined by its academic mission, and not for any commercial purposes.

5.2  Disclosure of Intellectual Property.

     Hospital shall promptly disclose to Sponsor in writing any and all Intellectual Property conceived or developed during the course of, or in connection with, the Clinical Study, whether or not relating to the Device. Investigator undertakes vis-a-vis Sponsor to promptly disclose to Sponsor in writing any and all Intellectual Property conceived or developed during the course of, or in connection with, the Clinical Study, whether or not relating to the Device.

5.3  Licensing Intellectual Property.

     To the extent that Hospital owns the rights of sole or joint inventorship with respect to such Other Intellectual Property, Sponsor is hereby granted, without option fee, a first right to negotiate an exclusive worldwide, royalty bearing license to Hospital's rights to any Other Intellectual Property which option shall extend for ninety (90) days after Sponsor's receipt of an

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Other Intellectual Property disclosure from Hospital. Upon Sponsor's exercise of its first right to negotiate, the parties shall promptly negotiate a license agreement in good faith, in accordance with the parties normal licensing practices and policies, taking into consideration the relative contribution of the parties and the commercial value of such Other Intellectual Property. If the parties fail to enter into a license agreement as provided herein, Hospital shall have the right to negotiate and grant a license to a third party, provided that such license is not more favorable to the third party licensee than the terms offered to Sponsor and provided further that no such License shall be granted to a competitor of Sponsor.

5.4  Patents: Mutual Cooperation.

     Hospital and Investigator will promptly notify Sponsor and will assist Sponsor, upon Sponsor's request, in gaining patent protection for any patentable Intellectual Property, or patentable licensed Hospital intellectual property, and Sponsor will reimburse Hospital and Investigator for all reasonable and documented out of pocket expenses of Hospital and Investigator incurred thereby. Any patent application, continuation in-part, divisional, etc., will be filed, paid for and prosecuted by Sponsor for Intellectual Property.

5.5  Investigator.

     Hospital shall ensure that the Investigator (a) has signed and delivered to Sponsor, prior to such participation, an Investigator Agreement, (b) is bound by and has agreed to comply with the terms of this Agreement, and (c) does not enter into agreements with third parties which would prevent him from participating in the Clinical Study.

5.6  No Grant of Right In Intellectual Property.

     Nothing in this Agreement shall he interpreted as giving Hospital or Investigator any rights in or to any intellectual property rights now or hereafter owned by Sponsor. Nothing in this Agreement should be interpreted as giving Sponsor any rights in or to any intellectual property rights now or hereafter owned by Hospital or Investigator, except as expressly provided for herein.

5.7  Ownership of Copyrights.

     Title to any copyrightable material reporting the Results, first produced or composed by Investigator shall remain with the Investigator; provided that Sponsor shall be granted an irrevocable, royalty-free nonexclusive right to reproduce, translate and use such copyrighted material (a) for Sponsor's own internal purposes prior to publication and (b) after its publication for any purpose subject to Section 7 below.

5.8  Use of Results.

     Without Limiting any of the foregoing, Sponsor shall own and have the sole right to use the Sponsor Property delivered by Hospital and Investigator under the terms of this Agreement in any manner deemed appropriate to Sponsor's business interests. Anything herein to the contrary notwithstanding, Hospital and Investigator may with Sponsor's prior written consent use the

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results of the Clinical Study exclusively for research, patient care and teaching purposes, which consent will not be unreasonably withheld.

6.   CONFIDENTIAL INFORMATION

6.1  Confidential Information.

     As used herein. "Confidential Information" shall mean (a) the terms and existence of this Agreement, (b) all information disclosed either directly or indirectly, and whether disclosed verbally, in writing or by tangible products or samples, by Sponsor to Hospital. Investigator or Co-Investigator and (c) any and all information developed in the course of the Clinical Study, including, without limitation, information relating to the Device, Clinical Study, Sponsor Property, Intellectual Property and Inventions. Case Reports or Clinical Study Results. Clinical Study participants and all other information regarding Sponsor's (or its affiliated entities') past, present or future research technology, designs, products, know-how, ideas, concepts, protocols, prototypes, business plans, processes, drawings, specifications, compositions of matter, product applications, methods, operations, trade secrets and any knowledge or information developed by Hospital or Investigator, either alone or with others, as a result of their work in connection with this Agreement.

     Each of Hospital and Investigator hereby agrees not to disclose, either directly or indirectly, the Confidential Information to any third party or use such Confidential Information for any purpose other than the performance of the Clinical Study or as may be required by law or regulation.

For purposes of this Agreement, for foregoing obligation of confidentiality shall not apply to:

(a) information that was known to the recipient from a source(s) other than Sponsor or its agents prior to its disclosure hereunder, and this is demonstrably documented in written records of recipient;

(b) information that can be shown to have been public knowledge prior to or after its disclosure, other than through acts or omissions attributable to the recipient;

(c) information was disclosed to the recipient by a third party who did not derive such information from the originator or otherwise in violation of law or an obligation not to disclose such information;

(d) information can be shown to have been independently developed by the recipient without access to such information; or

(e)  the disclosure of Confidential Information required by law.

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7.   PUBLICATIONS

7.1  Sponsor Review

     Subject to Section 7.3 hereof, Hospital and investigator reserve the right to publish Results. Before publishing, however, Hospital and Investigator shall submit copies of any proposed publication or presentation to Sponsor for review at least 60 days in advance of submission for publication or presentation to a publisher or other third party. Sponsor shall review the data provided in the proposed publication against the Study database for consistency. Sponsor shall also review the proposed publication and reserves the right to delete any Confidential Information from the proposed publication or presentation. In addition, Sponsor may extend such review period for up to another 60 days to allow for filing of patent applications or take other steps to protect Sponsor's intellectual property interests, or to avoid any unlawful act, or to remove from the proposed publication or presentation any language that is incorrect or detrimental to Sponsor's intellectual property interests or that discloses any Confidential Information.

     Sponsor, and any participating center designated by Sponsor, shall be entitled to use any clinical data that Hospital or the Investigator has acquired from the Study and has submitted for publication.

7.2  Acknowledgement of Sponsor: Use of Reprints

     Hospital and Investigator shall properly acknowledge Sponsor in all publications or presentations resulting from the performance of the Study. Sponsor shall be permitted to use reprints of any publications resulting from the Study for its own purposes in a manner that is consistent with industry practice.

7.3  Use of Names

     Except as required by law, no party may use the name of any other party in any advertising or other form of-publicity without the written permission of the party whose name is to be used (such permission not to be unreasonably withheld).

8.   INDEMNITIES AND INSURANCE

8.1  By Sponsor.

     Sponsor shall indemnify, defend and hold harmless Hospital and Hospital's officers, directors, trustees, employees, Investigator and any Co-Investigators (the "Hospital Indemnities") from and against any and all liabilities, damages, losses, claims or expenses (including reasonable attorneys' fees) incurred by or imposed upon the Hospital Indemnities, or any one of them, that result from any allegation that the Device was defective or the negligence of Sponsor in connection with the Clinical Study, except to the extent such liability, damage, loss, claim or expense is attributable to (a) prior treatment giving rise to the condition for which the Device is used, (b) the negligence of one or more of the Hospital Indemnities, (c) any failure of one or more of the Hospital Indemnities to adhere strictly to the terms of the Protocol or to follow good

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clinical practices or (d) a breach of any applicable local law, rule, regulation or practice by one or more of the Hospital Indemnities.

8.2  By Hospital.

     Hospital shall indemnify, defend and hold harmless Sponsor and Sponsor's officers, directors, shareholders, employees and affiliates (the "Sponsor Indemnities") from and against any and all liabilities, damages, losses, claims or expenses (including reasonable attorneys' fees) incurred by or imposed upon the Sponsor Indemnities, or any one of them, in connection with the Clinical Study, to the extent such liability, damage, loss, claim or expense is attributable to (a) prior treatment giving rise to the condition for which the Device is used, (b) the negligence of one or more of the Hospital Indemnities,
(c) any failure of one or more of the Hospital Indemnities to adhere strictly to terms of the Protocol or to follow good clinical practices, or (d) a breach of any applicable federal, state or local law, rule, regulation or practice by one or more of the Hospital Indemnities.

8.3  Conditions of Indemnity.

     Sponsor's and Hospital's obligations pursuant to this Article 8 are conditioned upon: (a) the indemnified party providing written notice to the indemnifying party of any claim for indemnification hereunder within ten (10) days after such party has knowledge of such a claim, except that the indemnifying party shall not be relieved of its duty to defend unless the indemnifying party can prove that it was materially prejudiced by any delay in notification; (b) the indemnified party permitting the indemnifying party to assume full responsibility for the investigation of, preparation for, and defense of, any claim for which indemnification is being sought, (c) the indemnified party assisting the indemnifying party, at the indemnifying party's reasonable expense, in the investigation of, preparation for, and defense of, any such claim, and (d) the indemnified party not compromising or settling any such claim without the indemnifying party's prior written consent. Sponsor's agreement in Section 8.1 to indemnify and hold the Hospital Indemnities harmless is further conditioned on Hospital and Investigator obtaining (i) Ethics Committee approval of the Clinical Study, including without limitation, the Protocol and (ii) informed consent from each of the patients participating in the Clinical Study.

8.4  Insurance.

     Sponsor, Investigator and Hospital shall each carry insurance from an insurance carrier reasonably acceptable to the others in amounts and under coverages in accordance with country laws. Each party shall provide to the other party evidence of such coverages upon request.

9.   COVENANTS AND WARRANTIES

     9.1 Investigator represents and warrants that he has full right and authority to enter into this Agreement under applicable law, and the internal rules of any institution where work pursuant to this Agreement is performed, and those of Investigator's employer, where appropriate. Investigator shall secure any necessary notifications or approvals, administrative or governmental for the work to he performed hereunder.

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     9.2 Investigator represents and warrants that all amounts received under this Agreement are only for legitimate expenses, reimbursement of such expenses, or compensation for the performance of the activities described in this Agreement, and that receipt of such amounts is in all respects in full accordance with all applicable laws, rules, regulations, policies and practices and is disclosed to and, if necessary, approved by his employer.

     9.3 Hospital and the Investigator warrant that they (a) have not been found by officials from the authorized regulatory bodies to have violated any statutes, rules, or regulations concerning the conduct of clinical investigations, and (b) have not been involved in any investigation or research project that has been terminated, or which involvement has been terminated, for reasons other than completion of the research project.

     9.4 Hospital and Investigator warrant that they have the unrestricted right to disclose any information submitted to Sponsor, free of all claims of third parties, and that such disclosures do not breach or conflict with any confidentiality provisions of any agreement to which either is a party.

     9.5 Hospital and Investigator further warrant that the services covered by this Agreement are not in violation of any other agreement with other parties or of any restrictions of any kind to which either is bound.

     9.6 Hospital and Investigator represent and warrant that all of Hospital's and, if applicable. Investigator's, employees, agents and associates whose services may be used to fulfill their respective obligations under this Agreement are or will be appropriately informed of the terms of this Agreement and are under legal obligation to either Hospital or Investigator, by contract or otherwise, sufficient to enable them to fully comply with all provisions of this Agreement.

10.  MISCELLANEOUS

10.1 Notices.

     All notices or other communication which are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by prepaid nationally recognized overnight courier, sent by mail or sent by facsimile transmission (with confirmation of receipt), addressed as follows:

          If to Hospital:   Medizinische Hochschule Hannover
                            Carl-Neuberg-Str.  1
                            30625 Hannover, Germany
                            Attention: Mr. Born
                            Facsimile: + 49 511 532 8504

          If to Principal
          Investigator:     Medizinische Hochschule Hannover
                            Klinik fuer Thorax-, Herz- und Gefaesschirurgie
                            Carl-Neuberg-Str. 1, 30625 Hannover, Germany
                            Attention: Prof. Dr. Axel Haverich
                            Facsimile: +49 511 532 5404

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          If to Sponsor:    Heartware, Inc.
                            1811 Santa Rita Road, Suite 202
                            Pleasanton, CA 94566
                            Attention: Jane E. Reedy
                            Facsimile: 954-874-1401

     Any such communication shall be deemed to have been given when delivered if personally delivered, on the business day after sent if sent by nationally recognized overnight courier, on the fifth business day following the date of mailing if sent by prepaid first class certified mail, return receipt requested, and on the date transmitted if sent by facsimile.

10.2 Assignment.

     This Agreement shall not be assignable by any party without the prior written consent of the other parties, provided that Sponsor may, without such consent, assign this Agreement and its rights and obligations hereunder in connection with the transfer or sale of all or substantially all of its business, or in the event of its merger or consolidation or change in control or similar transaction.

10.3 Governing Law.

     This Agreement shall be governed by the laws of the State of Florida, United States of America, without regard to the doctrines of conflicts of law or choice of law.

10.4 Force Majeure.

     No party hereto shall be liable to another for its failure to perform any of the obligations imposed by this Agreement, provided such failure shall be occasioned by fire, flood, explosion, earthquake, discontinuity in the supply of power, governmental interference, civil commotion, riot, war, strikes, labor disturbance, or any cause beyond the reasonable control of the non-performing party, provided that if such failure lasts for more than 30 days, either party may terminate this Agreement.

10.5 Entire Agreement.

     Unless otherwise specified, this Agreement embodies the entire understanding among Hospital, Investigator and Sponsor for this project, and any prior or contemporaneous agreements between the parties relating to the subject matter hereof, either oral or written, are hereby superseded. No amendments or changes to this Agreement, including without limitation, changes to Exhibit A, shall be effective unless made in writing and signed by authorized representatives of the parties.

10.6 Headings.

     The headings in this Agreement are intended solely for convenience or reference and shall be given no effect in the construction or interpretation of this Agreement.

Study ID: HW002
May 2006

10.7 Counterparts.

     This Agreement may be executed and delivered in one or more counterparts, each of which when executed and delivered shall be deemed to be an original but all of which when taken together shall constitute one and the same Agreement.

10.8 Validity of the Agreement.

     Should any article of this Agreement be declared void, this will not imply or constitute the avoidance of the entire agreement. The other articles will then be interpreted in such a way, to comply with the meaning and intention of the article which has been declared void.

Study ID: HW002
May 2006

IN WITNESS WHEREOF, Sponsor, hospital and Investigator have caused this Agreement to be executed as of the date first set forth above by their respective officers thereunto duly authorized.

Heartware, Inc.


By: /s/ Jane Reedy                      Date: 07/11/06
    ---------------------------------
Name: Jane E. Reedy
Title: Vice President of Clinical
       and Marketing


Hospital:


By: /s/ Michael Born                    Date: 06/23/06
    ---------------------------------
Name: Michael Born
Title: Executive Manager for Legal
       and Personnel Affairs


Investigator


By: /s/ Martin Struber                  Date: 05/18/06
    ---------------------------------
Name: PD Dr. Martin Struber, M.D.
Title: Investigator


By: /s/ Axel Haverich                   Date: 05/18/06
    ---------------------------------
Name: Prof. Dr. Axel Haverich, M.D.
Title: Head of the Department of
       Thoracic and Cardiovascular
       Surgery


Study ID: HW002
May 2006

EXHIBIT A

                                    PROTOCOL

Study ID: HW002
May 2006

EXHIBIT B

                                                 CO-INVESTIGATOR ACCEPTANCE FORM

Sponsor, Institution, and Investigator have entered into a Clinical Study Agreement dated May 17th, 2006 ("Agreement"). Each of the undersigned collaborating physicians ("Co-Investigators"), acting as either the Research Institution's employee or agent, will be primarily responsible, together with investigator, for performing the obligations of Investigator in the Agreement. The undersigned Co-Investigators vis-a-vis the Sponsor each hereby expressly:
(a) acknowledge that they have received copies of the Agreement and the Protocol; (b) acknowledge that they have read and understand the Agreement, the Study and the Protocol, and have had the opportunity to ask questions and discuss any concerns related thereto; (c) make the representations and warranties and agree to keep and perform each and every obligation of Investigator under the Agreement (other that those relating to Investigator's obligations to supervise the Clinical Study and use of the Devices in connection with the Clinical Study, which obligations shall be performed solely by Investigator); and (d) agree that their participation in the Clinical Study will at all times be under the supervision of the Investigator.


1.
   ----------------------------------
   Co-Investigator Signature
   Print Name:
               ----------------------
   Date:
         ----------------------------


2.
   ----------------------------------
   Co-Investigator Signature
   Print Name:
               ----------------------
   Date:
         ----------------------------


3.
   ----------------------------------
   Co-Investigator Signature
   Print Name:
               ----------------------
   Date:
         ----------------------------


4.
   ----------------------------------
   Co-Investigator Signature
   Print Name:
               ----------------------
   Date:
         ----------------------------

Study ID: HW002
May 2006

EXHIBIT D

                                  STUDY BUDGET

Sponsor will reimburse Hospital for the time associated for a research nurse and/or other personnel to manage patient adherence to follow-up requirements of the protocol and the time to prepare case report forms (CRFs). The Sponsor hereby agrees to pay Hospital per patient, according to the following schedule:

TIMELINE                               REIMBURSEMENT
--------                               -------------
At LVAD Implant and upon               1500 Euro
completion of required CRFs

90 day follow-up and upon completion   1500 Euro
of required CRFs

Completion of study and required       1000 Euro
CRFS

Money transfer to:

Payee Name           Medizinische Hochschule Hannover
                     Carl-Neuberg-Str. 1, 30625 Hannover,

Payee Address        Germany

Bank name            Sparkasse Hannover

Swift Code:          SPKHDE2H

IBAN:                DE15250501800000370371

REFERENCE:           A9490230 LVAD HW002

Study ID: HW002
May 2006